UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2017

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CREATIVE LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, Suite 113 St. Augustine, FL	32095
(Address of Principal Executive Offices)	(Zip Code)

(904) 824-3133

(Registrant’s telephone number, including area code)

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On May 15, 2017, Creative Learning Corporation (the “Company”) issued a press release reporting, among other things, financial results for the quarter ended March 31, 2017 (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 and in the Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on May 11, 2017, the Board of Directors of the Company appointed Karla Kretsch as President of the Company.  On May 13, 2017, the Company entered into an employment agreement with Ms. Kretsch (the “Employment Agreement”). The Employment Agreement, which supersedes the employment agreement previously entered into between the Company and Ms. Kretsch in connection with her appointment as Chief Operating Officer in January 2017, has an initial term that expires on July 1, 2018. On or about June 30, 2018, the Company and Ms. Kretsch are to review and evaluate renewal of the Employment Agreement, and possible amendment of the terms thereof. Unless terminated on or before June 30, 2018, the Employment Agreement will automatically renew on an annual basis thereafter.

Pursuant to the Employment Agreement, Ms. Kretsch will receive a base salary of $95,000 per year, and will be eligible to be considered for a year-end bonus for 2017. In addition, Ms. Kretsch will receive equity grants on the last day of each calendar quarter, as follows (the “Equity Awards”):  (1) stock grants valued at $2,500 for each calendar quarter, and (2) option grants valued at $8,750 for each calendar quarter, in each case commencing with the quarter ending June 30, 2017 and based on the average closing value of the Company’s stock over the 30-day period prior to the date of the applicable grant. Ms. Kretsch would be entitled to the acceleration of all such equity compensation if the Company is taken private during the term of the Employment Agreement.

If Ms. Kretsch’s employment under the Employment Agreement is terminated by the Company without “Cause” (as such term is defined in the Employment Agreement), other than under the circumstances described below, Ms. Kretsch will be entitled to receive the Equity Awards due for the quarter in which termination occurs. If Ms. Kretsch’s employment under the Employment Agreement is terminated by Ms. Kretsch for “Good Reason” (as such term is defined in the Employment Agreement), or by the Company for Cause within six months of a change in control of the Company or if the Company is taken private, Ms. Kretsch will be paid an amount equivalent to her base salary for a period of three months following the date of termination, and will also be entitled to receive the Equity Awards due for the quarter in which termination occurs and the immediately following quarter.

The Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Employment Agreement, and customary employee non- solicitation provisions, which apply during the term of employment and for six months thereafter.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Description

10.1

Employment Agreement, dated as of May 13, 2017, between the Company and Karla Kretsch

99.1

Press Release issued by the Company on May 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 16, 2017
CREATIVE LEARNING CORPORATION

	By:	/s/ Christian Miller
Name: Christian Miller
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

10.1

Employment Agreement, dated as of May 13, 2017, between the Company and Karla Kretsch

99.1

Press Release issued by the Company on May 15, 2017.